Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement No. 333-135607 on Form S-8, of our report dated March 28, 2008 on our audits of the consolidated financial statements of Canyon Bancorp and Subsidiary appearing in this Annual Report on Form 10-K.

/s/ VAVRINEK, TRINE, DAY & CO., LLP

Rancho Cucamonga, California

March 28, 2008